UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2009

THESTREET.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2009, Jeffrey Sonnenfeld resigned from the Board of Directors (the “Board”) of the TheStreet.com, Inc. (“the Company”) and on August 25, 2009, the Board elected Ronni Ballowe to serve as a director of the Company.  Ms. Ballowe’s election was recommended to the Board by the Board’s Nominating and Corporate Governance Committee.  Ms. Ballowe shall serve as a Class III director of the Company whose term will expire at the Company’s annual meeting of stockholders in 2011.  There are no arrangements or understandings between Ms. Ballowe and any other person pursuant to which Ms. Ballowe was selected as a director.  There are no transactions involving Ms. Ballowe that would be required to be reported under Item 404(a) of Regulation S-K.

Also on August 25, 2009, the holders of the Company’s Series B Preferred Stock (collectively, “TCV”) notified the Company that TCV had appointed and elected Christopher Marshall to serve as a director of the Company.   Mr. Marshall, a general partner of Technology Crossover Ventures, was elected by TCV pursuant to TCV’s rights under Section 5(b) of the Certificate of Designation of Series B Preferred Stock of the Company.  There are no transactions involving Mr. Marshall that would be required to be reported under Item 404(a) of Regulation S-K.

The Board determined that Ms. Ballowe and Mr. Marshall each is an “Independent Director” as defined in Nasdaq Listing Rule 5605(a)(2) and that therefore, the Company is in compliance with Nasdaq Rule 5605(b)(1) requiring that a majority of the Board be comprised of Independent Directors.

The Company’s press release announcing these events is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1

Press Release dated August 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

Date: August 28, 2009	By:	/s/ Gregory Barton
Gregory Barton Executive Vice President, Business and Legal Affairs, General Counsel & Secretary

EXHIBIT INDEX

Exhibit 99.1

Press Release dated August 28, 2009